Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

First Niagara Financial Group, Inc.:

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-116579) to be filed by First Niagara Financial Group, Inc. with the Securities and Exchange Commission of our report dated January 19, 2004, with respect to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of First Niagara Financial Group, Inc. incorporated by reference herein. Our report included an explanatory paragraph describing the adoption prospectively of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.

We consent to the reference to our firm under the heading “EXPERTS” in the joint proxy statement/prospectus included in the Form S-4.

/s/    KPMG LLP

Buffalo, New York

July 28, 2004